DRAFT, 21 NOVEMBER, 2005

                                                                     Exhibit 1.1


                            UNDERWRITING AGREEMENT



                            DATED[*] NOVEMBER, 2005


                         HOLMES FINANCING (NO. 9) PLC
                                      AND
                              ABBEY NATIONAL PLC
                                      AND
                            HOLMES FUNDING LIMITED
                                      AND
                            HOLMES TRUSTEES LIMITED
                                      AND
                         DEUTSCHE BANK SECURITIES INC.
                                      AND
                             LEHMAN BROTHERS INC.
                                      AND
                       MORGAN STANLEY & CO. INCORPORATED

                   RELATING TO HOLMES FINANCING (NO. 9) PLC

   US$ [1,800,000,000] FLOATING RATE SERIES 1 CLASS A NINTH ISSUER NOTES DUE
                                [DECEMBER 2006]
   US$ [2,250,000,000] FLOATING RATE SERIES 2 CLASS A NINTH ISSUER NOTES DUE
                                  [JULY 2013]











                                 ALLEN & OVERY

                                    London

                                 ICM:21599221

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                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Issue of the Ninth Issuer Notes........................................6
2.     Stabilisation..........................................................7
3.     Agreements by the Underwriters.........................................7
4.     Listing...............................................................10
5.     Representations and Warranties of the Ninth Issuer....................11
6.     Representations and Warranties of Funding and the Mortgages
       Trustee...............................................................16
7.     Representations and Warranties of Abbey...............................23
8.     Covenants of the Ninth Issuer, Funding, the Mortgages
       Trustee and Abbey.....................................................23
9.     Conditions Precedent..................................................29
10.    Closing...............................................................33
11.    Commissions...........................................................34
12.    Expenses..............................................................34
13.    Indemnification.......................................................35
14.    Termination...........................................................39
15.    Survival of Representations and Obligations...........................40
16.    Notices...............................................................40
17.    Time..................................................................41
18.    Governing Law and Jurisdiction........................................41
19.    Counterparts..........................................................42


Signatories..................................................................43

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THIS AGREEMENT is made on[*], 2005

BETWEEN:

(1) HOLMES FINANCING (NO. 9) PLC (registered number 5115696), a public limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the NINTH ISSUER);

(2) ABBEY NATIONAL PLC (registered number 2294747), a public limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (ABBEY);

(3) HOLMES FUNDING LIMITED (registered number 3982428), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (FUNDING);

(4) HOLMES TRUSTEES LIMITED (registered number 3982431), a private limited company incorporated under the laws of England and Wales, whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the MORTGAGES TRUSTEE); and

(5) DEUTSCHE BANK SECURITIES INC., a corporation organised under the laws of Delaware whose registered office is at 60 Wall Street, New York, New York, 10005, LEHMAN BROTHERS INC., a corporation organised under the laws of New York whose registered office is at 745 Seventh Avenue, New York, New York, 10019-6801 and MORGAN STANLEY & CO. INCORPORATED, a corporation organised under the laws of Delaware whose registered office is at 1585 Broadway, New York, New York, 10036 (the UNDERWRITERS).

WHEREAS:

(A) The Ninth Issuer, by resolutions of its Board of Directors passed on *, 2005, has duly authorised and has determined to create and issue US$ [1,800,000,000] in principal amount of its Floating Rate Series 1 Class A Ninth Issuer Notes due [December 2006] (the SERIES 1 CLASS A NINTH ISSUER NOTES) and US$ [2,250,000,000] in principal amount of its Floating Rate Series 2 Class A Ninth Issuer Notes due [July 2013] (the SERIES 2 CLASS A NINTH ISSUER NOTES, together with the Series 1 Class A Ninth Issuer Notes, the NINTH ISSUER NOTES, which expression where the context so requires shall include the Global Ninth Issuer Notes defined below).

(B) The Ninth Issuer Notes will be in registered form in denominations of US$100,000 thereafter each and increments of US$1,000. The Ninth Issuer Notes will be issued on *, 2005 at 10:00 a.m. (London time) or at such other time (not being later than 2:00 p.m. (London time)) or on such other date (not being later than *, 2005) as the Ninth Issuer and the Underwriters may agree (the CLOSING DATE). The issue of the Ninth Issuer Notes is referred to in this Agreement as the ISSUE.

(C) Simultaneously with the Issue, the Ninth Issuer intends to issue [EURO][*] in principal amount of its Floating Rate Series 3 Class A1 Ninth Issuer Notes due [January 2021], [POUND][*] in principal amount of its Floating Rate Series 3 Class A2 Ninth Issuer Notes due [January 2021] and [POUND][*] in principal amount of its Floating Rate Series 4 Class A Ninth Issuer Notes due [January 2016] (together, the REG S NINTH ISSUER NOTES). By a Subscription Agreement of today's

                                       1

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       date (the REG S NINTH ISSUER NOTES SUBSCRIPTION AGREEMENT) between the
       Ninth Issuer, Abbey, Funding, the Mortgages Trustee and the respective managers named therein, such managers have agreed to subscribe and pay for the Reg S Ninth Issuer Notes upon the terms and subject to the conditions therein contained.

       The Ninth Issuer Notes and the Reg S Ninth Issuer Notes will be constituted by, issued subject to and have the benefit of a trust deed (the NINTH ISSUER TRUST DEED) to be entered into on or before the Closing Date between the Ninth Issuer and The Bank of New York, London Branch as trustee for the Noteholders (the NOTE TRUSTEE).

(D) The Ninth Issuer Notes and the Reg S Ninth Issuer Notes (together with the Ninth Issuer's obligations to its other creditors) will be secured with the benefit of security interests created by a deed of charge and assignment (the NINTH ISSUER DEED OF CHARGE) to be entered into on or before the Closing Date by the Ninth Issuer, The Bank of New York, London Branch (in such capacity, the NINTH ISSUER SECURITY TRUSTEE), the Note Trustee, JPMorgan Chase Bank, N.A., London Branch (the PRINCIPAL PAYING AGENT and the AGENT BANK), Abbey in its capacity as cash manager to the Ninth Issuer under the Ninth Issuer Cash Management Agreement (the NINTH ISSUER CASH MANAGER) and in its capacity as sterling account bank to the Ninth Issuer under the Ninth Issuer Bank Account Agreement (the NINTH ISSUER STERLING ACCOUNT BANK), Citibank N.A., London Branch in its capacity as the non-sterling account bank to the Ninth Issuer (the NINTH ISSUER NON-STERLING ACCOUNT BANK), JPMorgan Chase Bank, N.A., New York Branch (the US PAYING AGENT), J.P. Morgan Bank Luxembourg S.A. as registrar in respect of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes (the REGISTRAR), [*] as swap providers to the Ninth Issuer (the NINTH ISSUER SWAP PROVIDERS) and SPV Management Limited in its capacity as corporate services provider to the Issuer under the Ninth Issuer Corporate Services Agreement (the NINTH ISSUER CORPORATE SERVICES PROVIDER).

(E) Payments of principal and interest on the Ninth Issuer Notes and the Reg S Ninth Issuer Notes will be made by the Ninth Issuer to the Principal Paying Agent and by the Principal Paying Agent to Noteholders on behalf of the Ninth Issuer under a paying agent and agent bank agreement to be entered into on or before the Closing Date (the NINTH ISSUER PAYING AGENT AND AGENT BANK AGREEMENT) between the Ninth Issuer, the Principal Paying Agent, the Agent Bank, the US Paying Agent, the Registrar, the Transfer Agent and the Ninth Issuer Security Trustee.

(F) The Ninth Issuer Notes will be payable in US dollars. Each class of the Ninth Issuer Notes will be represented by a global note (each a GLOBAL NINTH ISSUER NOTE), without interest coupons, substantially in the form set out in the Ninth Issuer Trust Deed.

(G) The Ninth Issuer will use an amount equal to the gross proceeds of the Issue and the gross proceeds of the issue of the Reg S Ninth Issuer Notes (net of underwriting commissions and various out-of-pocket expenses) converted under the relevant Ninth Issuer Swap Agreements (as defined below), to make a loan to Funding pursuant to an intercompany loan agreement to be entered into on or before the Closing Date (the NINTH ISSUER INTERCOMPANY LOAN AGREEMENT and the loan made thereunder the NINTH ISSUER INTERCOMPANY LOAN) between the Ninth Issuer, Funding, the Agent Bank and JPMorgan Chase Bank, N.A., London Branch (the SECURITY TRUSTEE).

(H) Funding will pay the proceeds of the Ninth Issuer Intercompany Loan to Abbey in consideration for the assignment by Abbey of a part of Abbey's interest in a portfolio of first residential mortgage loans (the LOANS) and an interest in the related insurances and their related security (together, the RELATED SECURITY).

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

(I) Abbey transferred by way of equitable assignment the portfolio of Loans and their Related Security to the Mortgages Trustee on 26th July, 2000 and on subsequent distribution dates, pursuant to a mortgage sale agreement entered into on 26th July, 2000, amended on 29th November, 2000 and amended and restated on 23rd May, 2001, 5th July, 2001, 8th November, 2001, 7th November, 2002, 26th March, 2003 and 1st April, 2004 and to be amended and restated prior to or on the Closing Date (the MORTGAGE SALE AGREEMENT) between Abbey, the Mortgages Trustee, Funding and the Security Trustee. In relation to Loans secured over properties in Scotland, the transfer of the beneficial interest therein to the Mortgages Trustee has been effected by a declaration of trust entered into on 8th January, 2003 and further declarations of trust in respect of further loans sold to the Mortgages Trustee (the SCOTTISH TRUST DEED, the form of which is incorporated into the Mortgage Sale Agreement), between Abbey, the Mortgages Trustee and Funding. Each of the Mortgages Trustee, Funding and the Security Trustee appointed Abbey as servicer to service the Loans and their Related Security pursuant to a servicing agreement entered into on 26th July, 2000, as amended and restated on 23rd May, 2001 and 7th November, 2002 (the AMENDED AND RESTATED SERVICING AGREEMENT).

(J) The Mortgages Trustee holds the Loans and their Related Security on a bare trust in undivided shares for the benefit of Funding and Abbey pursuant to a mortgages trust deed entered into on 25th July, 2000, amended on 29th November, 2000 and 23rd May, 2001, amended and restated on 5th July, 2001, 8th November, 2001, 7th November, 2002, 26th March, 2003 and 1st April, 2004 and to be amended and restated on or before the Closing Date (the MORTGAGES TRUST DEED) between Abbey, Funding, the Mortgages Trustee and SPV Management Limited. The Mortgages Trustee entered into, on 26th July, 2000, a guaranteed investment contract in respect of its principal bank account (the MORTGAGES TRUSTEE GUARANTEED INVESTMENT CONTRACT) between the Mortgages Trustee and Abbey (in such capacity, the MORTGAGES TRUSTEE GIC PROVIDER).

(K) Funding's obligations to the Ninth Issuer under the Ninth Issuer Intercompany Loan Agreement and to Funding's other creditors will be secured with the benefit of security interests created by a deed of charge and assignment entered into on 26th July, 2000 (the FUNDING DEED OF CHARGE) between Funding, Holmes Financing (No. 1) PLC (the FIRST ISSUER), the Security Trustee, Abbey National Treasury Services plc (in such capacity, the FUNDING SWAP PROVIDER), Abbey in its capacity as cash manager to the Mortgages Trustee and Funding (the CASH MANAGER) and in its capacity as account bank to the Mortgages Trustee and Funding (the ACCOUNT BANK), Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the First Issuer (the FIRST START-UP LOAN PROVIDER) and SPV Management Limited (the CORPORATE SERVICES PROVIDER), acceded to pursuant to a deed of accession dated 29th November, 2000 (the FIRST DEED OF ACCESSION TO THE FUNDING DEED OF CHARGE) by Holmes Financing (No. 2) PLC (the SECOND ISSUER) and by Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the Second Issuer (the SECOND START-UP LOAN PROVIDER), acceded to pursuant to a deed of accession dated 23rd May, 2001 (the SECOND DEED OF ACCESSION TO THE FUNDING DEED OF CHARGE) by Holmes Financing (No. 3) PLC (the THIRD ISSUER) and by Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the Third Issuer (the THIRD START-UP LOAN PROVIDER), acceded to pursuant to a deed of accession dated 5th July, 2001 (the THIRD DEED OF ACCESSION TO THE FUNDING DEED OF CHARGE) by Holmes Financing (No. 4) PLC (the FOURTH ISSUER) and by Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the Fourth Issuer (the FOURTH START-UP LOAN PROVIDER), acceded to pursuant to a deed of accession dated 8th November, 2001 (the FOURTH DEED OF ACCESSION TO THE FUNDING DEED OF CHARGE) by Holmes Financing (No. 5) PLC (the FIFTH ISSUER) and by Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the Fifth Issuer (the FIFTH START-UP LOAN PROVIDER), amended and

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

       restated pursuant to the amendment and restatement of the Funding Deed of Charge dated 7th November, 2002 (the AMENDED AND RESTATED FUNDING DEED OF CHARGE) between Holmes Financing (No. 6) PLC (the SIXTH ISSUER) and Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the Sixth Issuer (the SIXTH START-UP LOAN PROVIDER), acceded to pursuant to a deed of accession dated 26th March, 2003 (the FIRST DEED OF ACCESSION TO THE AMENDED AND RESTATED FUNDING DEED OF CHARGE) by Holmes Financing (No. 7) PLC (the SEVENTH ISSUER) and by Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the Seventh Issuer (the SEVENTH START-UP LOAN PROVIDER) and acceded to pursuant to a deed of accession dated 1st April, 2004 (the SECOND DEED OF ACCESSION TO THE AMENDED AND RESTATED FUNDING DEED OF CHARGE) by Holmes Financing (No. 8) PLC (the EIGHTH ISSUER) and Abbey in its capacity as start-up loan provider to Funding in relation to an issue of notes by the Eighth Issuer (the EIGHTH START-UP LOAN PROVIDER). On or before the Closing Date, the Ninth Issuer and Abbey will, together with the other secured creditors of Funding, accede to the Amended and Restated Funding Deed of Charge pursuant to a deed of accession (the THIRD DEED OF ACCESSION TO THE AMENDED AND RESTATED FUNDING DEED OF CHARGE) and thereby become secured creditors of Funding.

(L) In connection with the issue of notes by the First Issuer, Funding, in addition to the documents described above, on 26th July, 2000 entered into (1) a cash management agreement amended on 29th November, 2000, amended on 26th March, 2003 and amended on 1st April, 2004 and amended and restated on the Closing Date (the CASH MANAGEMENT AGREEMENT) with the Cash Manager, the Mortgages Trustee and the Security Trustee; (2) a bank account agreement amended on 1st April, 2004 and on the Closing Date (the BANK ACCOUNT AGREEMENT) with the Account Bank, the Mortgages Trustee and Funding; (3) a guaranteed investment contract (the FUNDING GUARANTEED INVESTMENT CONTRACT) with the Account Bank; (4) a start-up loan agreement (the FIRST START-UP LOAN AGREEMENT) with the First Start-up Loan Provider and the Security Trustee; and (5) a corporate services agreement amended and restated on 29th November, 2000 and 23rd May, 2001 (the CORPORATE SERVICES AGREEMENT) with the Mortgages Trustee, the Security Trustee and the Corporate Services Provider, each of which will remain in effect, as applicable, in respect of the Issue. In connection with the issue of notes by the Second Issuer, Funding, in addition to the documents described above, on 29th November, 2000 entered into a start-up loan agreement (the SECOND START-UP LOAN AGREEMENT) with the Second Start-up Loan Provider and the Security Trustee. In connection with the issue of notes by the Third Issuer, Funding, in addition to the documents described above, on 23rd May, 2001 entered into a start-up loan agreement (the THIRD START-UP LOAN AGREEMENT) with the Third Start-up Loan Provider and the Security Trustee. In connection with the issue of notes by the Fourth Issuer, Funding, in addition to the documents described above, on 5th July, 2001 entered into a start-up loan agreement (the FOURTH START-UP LOAN AGREEMENT) with the Fourth Start-up Loan Provider and the Security Trustee. In connection with the issue of notes by the Fifth Issuer, Funding, in addition to the documents described above, on 8th November, 2001 entered into a start-up loan agreement (the FIFTH START-UP LOAN AGREEMENT) with the Fifth Start-up Loan Provider and the Security Trustee. In connection with the issue of notes by the Sixth Issuer, Funding, in addition to the documents described above, on 7th November, 2002 entered into a start-up loan agreement (the SIXTH START-UP LOAN AGREEMENT) with the Sixth Start-up Loan Provider and the Security Trustee. In connection with the issue of notes by the Seventh Issuer, Funding, in addition to the documents described above, on 26th March, 2003 entered into a start-up loan agreement (the SEVENTH START-UP LOAN AGREEMENT) with the Seventh Start-up Loan Provider and the Security Trustee. In connection with the issue of notes by the Eighth Issuer, Funding, in addition to the documents described above, on 1st April, 2004 entered into a start-up loan agreement (the EIGHTH START-UP LOAN AGREEMENT) with the Eighth Start-up Loan Provider and the Security Trustee.

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(M)    In connection with an intercompany loan agreement entered into on 26th
       July, 2000 (the FIRST ISSUER INTERCOMPANY LOAN AGREEMENT) between the First Issuer, Funding and the Security Trustee, Funding entered into an ISDA Master Agreement (including the schedule thereto) and confirmations documented between Funding, the Funding Swap Provider and the Security Trustee (as amended, the FUNDING SWAP AGREEMENT). In connection with an intercompany loan agreement entered into on 29th November, 2000 (the SECOND ISSUER INTERCOMPANY LOAN AGREEMENT) between the Second Issuer, Funding and the Security Trustee, the parties to the Funding Swap Agreement agreed to amend the terms of that ISDA Master Agreement and to replace the previous confirmations with a new confirmation that provided for a variable rate of interest to be paid by Funding to the Funding Swap Provider (based on the weighted average rates of interest on the Loans in the Portfolio (as defined below)) and for the Funding Swap Provider to pay a rate of interest to Funding equal to LIBOR for three-month Sterling deposits and a margin, in connection with a further intercompany loan agreement entered into on 23rd May, 2001 (the THIRD ISSUER INTERCOMPANY LOAN AGREEMENT) between the Third Issuer, Funding and the Security Trustee, the parties to the Funding Swap Agreement agreed to further amend the Funding Swap Agreement and in connection with a further intercompany loan agreement entered into on 26th March, 2003 (the SEVENTH ISSUER INTERCOMPANY LOAN AGREEMENT) between the Seventh Issuer, Funding and the Security Trustee, the parties to the Funding Swap Agreement agreed to further amend the Funding Swap Agreement.

(N) In connection with the Issue, the Ninth Issuer will also execute and deliver, on or before the Closing Date, (1) the Global Ninth Issuer Notes relating to each class of the Ninth Issuer Notes; (2) a corporate services agreement (the NINTH ISSUER CORPORATE SERVICES AGREEMENT) between the Ninth Issuer, the Ninth Issuer Security Trustee and the Ninth Issuer Corporate Services Provider; (3) a cash management agreement (the NINTH ISSUER CASH MANAGEMENT AGREEMENT) between the Ninth Issuer, the Ninth Issuer Security Trustee and the Ninth Issuer Cash Manager; (4) a bank account agreement (the NINTH ISSUER BANK ACCOUNT AGREEMENT) between the Ninth Issuer, the Ninth Issuer Sterling Account Bank, the Ninth Issuer Non-Sterling Account Bank and the Ninth Issuer Security Trustee; and (5) ISDA Master Agreements (including the schedule thereto and confirmation thereunder) in respect of currency swap transactions relating to the Series 1 Class A Ninth Issuer Notes and the Series 2 Class A Ninth Issuer Notes, between the Ninth Issuer, the Ninth Issuer Swap Providers and the Ninth Issuer Security Trustee (the NINTH ISSUER DOLLAR CURRENCY SWAP AGREEMENTS) and, together with the other swap agreements to be entered into in relation to certain of the Reg S Ninth Issuer Notes, each as referred to in the Prospectus (as defined below), the NINTH ISSUER SWAP AGREEMENTS).

(O) On or before the Closing Date, Allen & Overy LLP and Slaughter and May will sign for the purposes of identification an amended and restated master definitions and construction schedule (the AMENDED AND RESTATED MASTER DEFINITIONS SCHEDULE) and a master definitions and construction schedule in respect of the Ninth Issuer (the NINTH ISSUER MASTER DEFINITIONS SCHEDULE).

(P) As required, the Ninth Issuer, Funding, the Mortgages Trustee and/or Abbey have entered or will enter into any other relevant documents to be signed and delivered on or before the Closing Date (such documents, together with the Mortgage Sale Agreement, the Mortgages Trust Deed, the Scottish Trust Deed, the Amended and Restated Servicing Agreement, the Mortgages Trustee Guaranteed Investment Contract, the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Fifth Issuer Intercompany Loan Agreement, the Sixth Issuer Intercompany Loan Agreement, the Seventh Issuer Intercompany Loan Agreement, the Eighth Issuer Intercompany Loan Agreement, the Ninth Issuer Intercompany Loan Agreement, the Funding Swap Agreement, the Funding

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

       Guaranteed Investment Contract, the Cash Management Agreement, the Bank Account Agreement, the First Start-up Loan Agreement, the Second Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement, the Sixth Start-up Loan Agreement, the Seventh Start-up Loan Agreement, the Eighth Start-up Loan Agreement, the Corporate Services Agreement, the Amended and Restated Funding Deed of Charge, the Ninth Issuer Deed of Charge, the Ninth Issuer Trust Deed, the Ninth Issuer Cash Management Agreement, the Ninth Issuer Paying Agent and Agent Bank Agreement, the Ninth Issuer Bank Account Agreement, the Ninth Issuer Swap Agreements, the Ninth Issuer Corporate Services Agreement, this Agreement and the Reg S Ninth Issuer Notes Subscription Agreement, each as they have been or may be amended, restated, varied or supplemented from time to time, are collectively referred to herein as the LEGAL AGREEMENTS).

IT IS AGREED as follows:

1.     ISSUE OF THE NINTH ISSUER NOTES

1.1    AGREEMENT TO ISSUE

       Subject to the terms and conditions of this Agreement, the Ninth Issuer agrees to issue theNinth Issuer Notes on the Closing Date to the Underwriters or as they may direct. The Ninth Issuer Notes will be issued at a price equal to the aggregate of 100 per cent. of the principal amount of the Series 1 Class A Ninth Issuer Notes and 100 per cent. of the principal amount of the Series 2 Class A Ninth Issuer Notes (the ISSUE PRICE).

1.2    THE LEGAL AGREEMENTS

       To the extent that each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey is a signatory of the Legal Agreements, each has entered or will, not later than the Closing Date, enter into each of the Legal Agreements to which it is a party, substantially in the form of the draft signed for the purposes of identification by Allen & Overy LLP and Slaughter and May (any draft of any document so signed being called an AGREED FORM), with such amendments as the [*], on behalf of the Underwriters, may agree with the Ninth Issuer and, if it is such a signatory, Funding, the Mortgages Trustee and/or Abbey.

1.3    THE NINTH ISSUER NOTES

       The Ninth Issuer Notes will be issued on the Closing Date in accordance with the terms of the Ninth Issuer Trust Deed and will be in the form set out therein.

1.4    PROSPECTUS

       The Ninth Issuer confirms that it has prepared a preliminary prospectus dated 14 November, 2005 and a prospectus dated today's date (together, the PROSPECTUS) for use in connection with the issue of the Ninth Issuer Notes and hereby authorises the Underwriters to distribute copies of the Prospectus in connection with the offering and sale of the Ninth Issuer Notes.

1.5    AUTHORITY TO OFFER

       The Ninth Issuer confirms that it has authorised the Underwriters to offer the Ninth Issuer Notes on its behalf to the Underwriters for subscription at the Issue Price subject to signature of this Agreement.

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

2.     STABILISATION

       Deutsche Bank Securities Inc., on behalf of itself and the other Underwriters, may, to the extent permitted by applicable laws and regulations, engage in over-allotment transactions, stabilising transactions, syndicate covering transactions and penalty bids and otherwise effect transactions in the open market or otherwise in connection with the distribution of the Ninth Issuer Notes with a view to stabilising or maintaining the respective market prices of the Ninth Issuer Notes at levels other than those which might otherwise prevail in the open market, but in doing so Deutsche Bank Securities Inc.shall act as principal and in no circumstances shall the Ninth Issuer be obliged to issue (i) more than US$[1,800,000,000] in principal amount of Series 1 Class A Ninth Issuer Notes; or (ii) more than US$[2,250,000,000] in principal amount of Series 2 Class A Ninth Issuer Notes.

3.     AGREEMENTS BY THE UNDERWRITERS

3.1    PURCHASE

       Each Underwriter severally agrees to purchase and pay for such principal amount of Ninth Issuer Notes set out against its name in the Schedule hereto on the Closing Date at the Issue Price on the terms set out in this Agreement.

       (a) If any Underwriter shall default in its obligation to purchase Ninth Issuer Notes which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange to purchase, or for another party or other parties reasonably satisfactory to Abbey to purchase, such Ninth Issuer Notes on the terms contained herein. If within 36 hours after such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Ninth Issuer Notes, then Abbey shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Ninth Issuer Notes on such terms. In the event that, within the respective prescribed periods, the Underwriters on behalf of the non-defaulting Underwriters notify Abbey that the non-defaulting Underwriters have so arranged for the purchase of such Ninth Issuer Notes, or Abbey notifies the non-defaulting Underwriters that they have so arranged for the purchase of such Ninth Issuer Notes, the non-defaulting Underwriters or Abbey shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in any documents or arrangements relating to the offering and sale of the Ninth Issuer Notes. Any substitute purchaser of Ninth Issuer Notes pursuant to this paragraph shall be deemed to be an Underwriter, for the purposes of this Agreement, in connection with the offering and sale of the Ninth Issuer Notes.

       (b) If, after giving effect to any arrangements for the purchase of Ninth Issuer Notes of a defaulting Underwriter by the non-defaulting Underwriters, as provided in Clause 3.1(a) above, the aggregate principal amount of the Ninth Issuer Notes which remains unpurchased does not exceed 10 per cent. of the aggregate principal amount of the Ninth Issuer Notes, then Abbey shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the Ninth Issuer Notes which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the Ninth Issuer Notes which such Underwriter agreed to purchase hereunder) of the principal amount of the Ninth Issuer Notes of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the principal amount of the Ninth Issuer Notes of a defaulting Underwriter by the non-defaulting Underwriters as provided in Clause 3.1(a) above, the aggregate principal amount of the Ninth Issuer Notes which remains unpurchased exceeds 10 per cent. of the aggregate principal amount of the Ninth Issuer Notes, or if Abbey shall not exercise the right described in Clause 3.1(b) above to require non-defaulting Underwriters to purchase the Ninth Issuer Notes of a defaulting Underwriter, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting Underwriters; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

3.2    SELLING

       Each Underwriter severally (and not jointly) agrees as follows:

       (a)     UNITED STATES

               It is understood that the several Underwriters propose to offer the Ninth Issuer Notes for sale to the public in the United States as set forth in the Prospectus.

       (b)     UNITED KINGDOM

               Each Underwriter represents and agrees that:

               (i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and (B)it has not offered or sold, and will not offer or sell any Ninth Issuer Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or as agent) for the purposes of their businesses where the issue of the Ninth Issuer Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer

               (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Ninth Issuer Notes in, from or otherwise involving the United Kingdom; and

               (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Ninth Issuer Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Ninth Issuer.

       (c)     REPUBLIC OF ITALY

               Each Underwriter acknowledges that the Series 1 Class A Ninth Issuer Notes may not be placed, offered or distributed to Italian investors at any time. Each Underwriter represents and agrees that the offering of the Ninth Issuer Notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no Ninth Issuer Notes may be offered, sold or delivered, nor may copies of the Offering Circular or of any other document relating to the Ninth Issuer Notes be distributed in the Republic of Italy, except:

               (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1st July, 1998, as amended; or

               (ii) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February, 1998 (the FINANCIAL SERVICES ACT) and Article 33, first paragraph of CONSOB Regulation No. 11971 of 14th May 1999, as amended.

               In addition, each Underwriter represents and agrees that any offer, sale or delivery of the Ninth Issuer Notes or distribution of copies of the Offering Circular or any other document relating to the Ninth Issuer Notes in the Republic of Italy under (i) or (ii) above must be:

               (A) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1st September, 1993 (the BANKING ACT);

               (B) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

               (C) in accordance with any other applicable laws and regulations.

       (g)     FRANCE

               Each Underwriter represents and agrees that:

               (i) it has only made and will only make an offer of Notes to the public (appel public a l'epargne) in France in the period beginning (i) when a prospectus in relation to those issuer notes has been approved by the Autorite des marches financiers ("AMF"), on the date of such publication or, (ii) when a prospectus has been approved in another member State of the European Economic Area which has implemented the EU Prospectus Directive 2003/71/EC, on the date of notification of such approval to the AMF, all in accordance with articles L.412-1 and L.621-8 of the French Code monetaire et financier and the Reglement general of the AMF, and ending at the latest on the date which is 12 months after the date of such publication; or

               (ii) it has only made and will only make an offer of issuer notes to the public in France (appel public a lepargne) and/or it has only required nd will only require the admission to trading on Euronext Paris S.A. in circumstances which do not require the publication by the offeror of a prospectus pursuant to articles L.411-2 and L.412-1 of the French Code monetaire et finnacier; and

               (iii) it has not offered or sold, and will not offer or sell, directly, or indirectly, the Ninth Issuer Notes to the public in the Republic of France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in the Republic of France, the Offering Circular or any other offering material relating to the Ninth Issuer Notes, and that such offers, sales and distributions have been made and shall only be made in France to (i) providers of investment services relating to portfolio management for the account of third parties, and/or (ii) qualified investors (investisseurs qualifies) and/or (iii) a restricted group of investors (cercle restraint d'investisseurs), all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 of the French Code Monetaire et Financier.

      (h)     OTHER

              Each Underwriter acknowledges that no representation is made by the Ninth Issuer or any Underwriter that any action has been or will be taken in any jurisdiction by the Ninth Issuer or any Underwriter that would permit a public offering of the Ninth Issuer Notes (other than as described above), or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Underwriter has complied with and will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Ninth Issuer Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense. Each Underwriter represents that it will not directly or indirectly offer, sell or deliver any Ninth Issuer Notes or distribute or publish any prospectus, form of application, offering circular, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of the Ninth Issuer Notes by it will be made on the same terms, and it will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of the Ninth Issuer Notes under the laws and regulations in force in any jurisdictions to which it is subject or in which it makes such purchases, offers, sales or deliveries, and the Ninth Issuer shall have no responsibility for them.

4.     LISTING

4.1    APPLICATION FOR LISTING

       The Ninth Issuer confirms that it has authorised the Underwriters to make or cause to be made at the Ninth Issuer's expense applications on the Ninth Issuer's behalf for the Ninth Issuer Notes to be listed on the official list of the UK Listing Authority and for the Ninth Issuer Notes and to be admitted to trading on the London Stock Exchange plc (the STOCK EXCHANGE).

4.2    SUPPLY OF INFORMATION

       The Ninth Issuer agrees to supply to the Underwriters for delivery to the UK Listing Authority and the Stock Exchange copies of the Prospectus and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

4.3    MAINTENANCE OF LISTING AND TRADING

       The Ninth Issuer agrees to use its reasonable endeavours to maintain a listing of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes on the official list of the UK Listing Authority and the admission of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes to trading on the Stock Exchange for as long as any of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes are outstanding and to pay all fees and supply all further documents, information and undertakings and publish all advertisements or other material as may be necessary for such purpose. However, if such listing becomes impossible, the Ninth Issuer will obtain, and will thereafter use its best endeavours to maintain, a quotation for, or listing of, the Ninth Issuer Notes on such other stock exchange as is commonly used for the quotation or listing of debt securities as it may, with the approval of the Underwriters (such approval not to be unreasonably withheld or delayed), decide.

5.     REPRESENTATIONS AND WARRANTIES OF THE NINTH ISSUER

The Ninth Issuer represents and warrants to, and agrees with, the Underwriters and each of them that:

       (a)     THE REGISTRATION STATEMENT

               The Ninth Issuer has prepared and filed with the United States Securities and Exchange Commission (the COMMISSION) a registration statement (file number 333-117381) on Form S-11 (the REGISTRATION STATEMENT), including a related preliminary prospectus, for registration under the U.S. Securities Act of 1933, as amended (the SECURITIES ACT), of the offering and sale of the Ninth Issuer Notes. The Ninth Issuer may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Underwriters. The Ninth Issuer will next file with the Commission one of the following: either (i) prior to the date and time that such Registration Statement becomes effective (the EFFECTIVE DATE), a further amendment to such Registration Statement, including the form of final prospectus, or (ii) after the Effective Date of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b) under the Securities Act. In the case of Subparagraph (ii) the Ninth Issuer has included in such Registration Statement, as amended at the Effective Date, all information (other than information with respect to the Ninth Issuer Notes and the Issue permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (RULE 430A INFORMATION)) required by the Securities Act and the rules thereunder to be included in such Registration Statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date and time that this Agreement is executed and delivered by the parties hereto (the EXECUTION TIME), or, to the extent not completed at the Execution Time, shall contain only specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Ninth Issuer has advised the Underwriters, prior to the Execution Time, will be included or made therein.

       (b)     NO MATERIAL MISSTATEMENTS OR OMISSIONS

               On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the EXCHANGE ACT), and the Trust Indenture Act of 1939, as amended (the TRUST INDENTURE ACT), and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Ninth Issuer Trust Deed did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any amendment or supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Ninth Issuer makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any statement thereto) in reliance upon and in conformity with information furnished in writing to the Ninth Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

       (c)     INCORPORATION

               It is a public limited company duly incorporated and validly existing under the laws of England and Wales, with full power and authority to conduct its business as described in the Prospectus, and is lawfully qualified to do business in England and Wales, and it has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

       (d)     VALIDITY OF LEGAL AGREEMENTS

               This Agreement has been duly authorised, executed and delivered by the Ninth Issuer and constitutes, and the other Legal Agreements to which the Ninth Issuer is a party have been duly authorised by the Ninth Issuer and on the Closing Date will constitute, valid and legally binding obligations of the Ninth Issuer, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, general equitable principles, the time barring of claims and, where a fixed security interest has been granted pursuant to the terms of a deed of charge, the recharacterization by a relevant court of such security of a floating charge (such principles and laws being referred to in this Agreement as the RESERVATIONS).

       (e)     VALIDITY OF THE NINTH ISSUER NOTES

               The Ninth Issuer Notes and the Reg S Ninth Issuer Notes have been duly authorised by the Ninth Issuer and, when executed and authenticated in accordance with the Ninth Issuer Trust Deed and the Ninth Issuer Paying Agent and Agent Bank Agreement, will constitute valid and legally binding obligations of the Ninth Issuer, enforceable in accordance with their terms subject to the Reservations and, upon effectiveness of the Registration Statement, the Ninth Issuer Trust Deed will have been duly qualified under the Trust Indenture Act.

       (f)     CONSENTS

               All consents, approvals, authorisations and other orders of all United States and United Kingdom regulatory authorities required for the issue and offering of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes or in connection with the execution and performance of the transactions contemplated by the Legal Agreements or the compliance by the Ninth Issuer with the terms of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes and the Legal Agreements as the case may be, except for (i) such consents, approvals, authorisations, registrations or qualifications as may be required under applicable United States state securities, Blue Sky or similar laws in connection with the purchase and distribution of the Ninth Issuer Notes by the

               Underwriters and (ii) those which have been, or will prior to the Closing Date be taken, fulfilled or done, are, or will on the Closing Date be, in full force and effect.

       (g)     COMPLIANCE

               The authorisation of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes and the security therefor under the Ninth Issuer Deed of Charge, the offering and issue of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes on the terms and conditions of this Agreement and the Reg S Ninth Issuer Notes Subscription Agreement (as applicable) and as described in the Prospectus, the execution and delivery of the Legal Agreements to which it is a party and the implementation of the transactions contemplated by such Legal Agreements and compliance with the terms of the Legal Agreements to which it is a party do not, and will not, (i) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of the Ninth Issuer or any agreement or instrument to which the Ninth Issuer is a party or by which any of its properties is bound; (ii) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, having jurisdiction over the Ninth Issuer or any of its properties; or (iii) result in the creation or imposition of any mortgage, charge, pledge, lien or other security interest on any of its properties, other than those created in, or imposed by, the Legal Agreements themselves.

       (h)     FINANCIAL STATEMENTS

               (i) The auditor's report by Deloitte & Touche LLP, as independent auditors to the Ninth Issuer, set out in the Prospectus presents fairly the financial position of the Ninth Issuer as at the date at which it has been prepared.

               (ii) Since the date of such report there has been no change (nor any development or event involving a prospective change of which the Ninth Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or otherwise), prospects, results of operations or general affairs of the Ninth Issuer.

               (iii) Deloitte & Touche LLP are independent public accountants with respect to the Ninth Issuer within the meaning of the standards established by the American Institute of Certified Public Accountants.

       (i)     TAXATION

               No stamp or other similar duty is assessable or payable in the United Kingdom, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the authorisation, execution or delivery of the Legal Agreements or with the authorisation, issue, sale or delivery of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes and (except as disclosed in the Prospectus) the performance of the Ninth Issuer's, Funding's and/or, as the case may be, the Mortgages Trustee's obligations under the Legal Agreements, the Ninth Issuer Notes and the Reg S Ninth Issuer Notes. This warranty does not apply to any United Kingdom corporation tax which may be levied, collected, withheld or assessed in connection with the authorisation, execution or delivery of the Legal Agreements or with the authorisation, issue, sale or delivery of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes.

       (j)     BREACH OF OTHER AGREEMENTS

               The Ninth Issuer is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets or revenues.

       (k)     EVENTS OF DEFAULT

               No event has occurred or circumstance arisen which, had the Ninth Issuer Notes and/or the Reg S Ninth Issuer Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an Event of Default as set out in the Conditions of the Ninth Issuer Notes.

       (l)     NO SUBSIDIARIES

               The Ninth Issuer has no subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the Companies Act 1985.

       (m)     HOLMES HOLDINGS LIMITED

               The First Issuer, the Second Issuer, the Third Issuer, the Fourth Issuer, the Fifth Issuer, the Sixth Issuer, the Seventh Issuer, the Eighth Issuer, the Ninth Issuer, Funding, the Mortgages Trustee, PECOH Limited, Holmes Funding No. 1 PLC and Holmes Funding No. 2 PLC are the only subsidiaries or subsidiary undertakings of Holmes Holdings Limited within the meanings of Sections 258 and 736 of the Companies Act 1985.

       (n)     NO ACTIVITIES

               The Ninth Issuer has not engaged in any activities since its incorporation other than (i) those incidental to any registration or re-registration as a public limited company under the Companies Acts 1985 and 1989 and changes to its name, directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorisation and execution of the Legal Agreements to which it is a party; (iii) the activities referred to or contemplated in the Legal Agreements to which it is a party or in the Prospectus; and (iv) the authorisation and issue by it of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes. The Ninth Issuer has not (other than as set out in the Prospectus) made up any accounts and has neither paid any dividends nor made any distributions since its incorporation.

       (o)     LISTING RULES

               Prior to the delivery of the Prospectus to the Registrar of Companies in England and Wales, the Prospectus (i) has been approved by or on behalf of the competent authority as listing particulars each as defined in the FSMA and (2) complies with the listing rules as set out under Part VI of the FSMA.

       (p)     LITIGATION

               There are no pending actions, suits or proceedings against or affecting the Ninth Issuer which could individually or in the aggregate have an adverse effect on the condition (financial or other), prospects, results of operations or general affairs of the Ninth Issuer or could adversely affect the ability of the Ninth Issuer to perform its obligations under the Legal Agreements, the Ninth Issuer Notes and the Reg S Ninth

               Issuer Notes or which are otherwise material in the context of the issue or offering of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes and, to the best of the Ninth Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

       (q)     NO PRIOR SECURITY

               Save as set out in any of the Legal Agreements, there exists no mortgage, lien, pledge or other charge or security interest on or over the assets of the Ninth Issuer and, other than the Legal Agreements, the Ninth Issuer has not entered into any indenture or trust deed.

       (r)     SECURITY FOR THE NINTH ISSUER NOTES

               The Ninth Issuer Notes and the obligations of the Ninth Issuer under the Ninth Issuer Trust Deed will be secured in the manner provided in the Ninth Issuer Deed of Charge and with the benefit of the charges, covenants and other security provided for therein including, without limitation, (i) an assignment by way of first fixed security over its interests in the Ninth Issuer Intercompany Loan Agreement, the Funding Deed of Charge (as amended by the First Deed of Accession to the Funding Deed of Charge, the Second Deed of Accession to the Funding Deed of Charge, the Third Deed of Accession to the Funding Deed of Charge, the Fourth Deed of Accession to the Funding Deed of Charge, the Amended and Restated Funding Deed of Charge, the First Deed of Accession to the Amended and Restated Funding Deed of Charge and the Second Deed of Accession to the Amended and Restated Funding Deed of Charge and as further acceded to on or before the Closing Date), the Ninth Issuer Swap Agreements, the Ninth Issuer Trust Deed, the Ninth Issuer Paying Agent and Agent Bank Agreement, the Ninth Issuer Cash Management Agreement, the Ninth Issuer Corporate Services Agreement, the Ninth Issuer Bank Account Agreement and any other relevant documents to be signed on or before the Closing Date to which the Ninth Issuer is a party; (ii) a charge by way of first fixed charge over the Ninth Issuer Accounts (as defined in the Ninth Issuer Deed of Charge);
               (iii) a charge by way of first fixed charge over any authorised investments made with moneys standing to the credit of any of the Ninth Issuer Accounts; and (iv) a first ranking floating charge over the other assets of the Issuer (extending over all of the Issuer's Scottish assets).

       (s)     CAPITALISATION

               The authorised capital of the Ninth Issuer is as set out in the Prospectus.

       (t)     INVESTMENT COMPANY ACT

               The Ninth Issuer is not an "investment company" as defined in the United States Investment Company Act of 1940, as amended (the INVESTMENT COMPANY ACT), and the offer and sale of the Ninth Issuer Notes in the United States will not subject the Ninth Issuer to registration under, or result in a violation of, the Investment Company Act.

       (u)     UNITED STATES INCOME TAX

               The Ninth Issuer will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles, and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States income tax principles.

       (v)     REPRESENTATIONS AND WARRANTIES IN THE LEGAL AGREEMENTS

               The representations and warranties given by the Ninth Issuer in the Legal Agreements are true and accurate in all material respects.

6.     REPRESENTATIONS AND WARRANTIES OF FUNDING AND THE MORTGAGES TRUSTEE

       Each of Funding and the Mortgages Trustee severally represents and warrants (in respect of itself only) to, and agrees with, the Underwriters and each of them that:

       (a)     THE REGISTRATION STATEMENT

               Together with the Ninth Issuer, Funding and the Mortgages Trustee have prepared and filed with the Commission the Registration Statement (file number 333-117381) on Form S-11, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Ninth Issuer Notes. The Ninth Issuer, Funding and the Mortgages Trustee may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Underwriters. The Ninth Issuer, Funding and the Mortgages Trustee will next file with the Commission one of the following either (i) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement, including the form of final prospectus, or (ii) after the Effective Date of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b) under the Securities Act. In the case of Subparagraph (ii), the Ninth Issuer, Funding and the Mortgages Trustee have included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in such Registration Statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as they have advised the Underwriters, prior to the Execution Time, will be included or made therein.

       (b)     NO MATERIAL MISSTATEMENTS OR OMISSIONS

               On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Ninth Issuer Trust Deed did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the Effective Date, the

               Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any amendment or supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Funding nor the Mortgages Trustee makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any statement thereto) in reliance upon and in conformity with information furnished in writing to them by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

       (c)     INCORPORATION

               Each is duly incorporated and validly existing under the laws of England and Wales, with full power and authority to conduct its business as described in the Prospectus, and is lawfully qualified to do business in England and Wales and it has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver or similar officer of it or of any or all of its assets or revenues.

       (d)     VALIDITY OF LEGAL AGREEMENTS

               This Agreement has been duly authorised, executed and delivered by each of Funding and the Mortgages Trustee and constitutes, and the other Legal Agreements to which each of Funding and/or the Mortgages Trustee is a party have been duly authorised by, as applicable, Funding and the Mortgages Trustee and on the Closing Date will constitute, valid and legally binding obligations of each of Funding and the Mortgages Trustee, enforceable in accordance with their terms subject to the Reservations.

       (e)     CONSENTS

               All consents, approvals, authorisations and other orders of all United States and United Kingdom regulatory authorities required in connection with the execution and performance of the transactions contemplated by the Legal Agreements to which Funding and/or the Mortgages Trustee, as the case may be, is a party or the compliance by each of them with the terms of the Legal Agreements (except for those which have been, or will prior to the Closing Date be taken, fulfilled or done) are, or will on the Closing Date be, in full force and effect.

       (f)     COMPLIANCE

               The authorisation of the terms and conditions of this Agreement, the execution and delivery of the Legal Agreements to which Funding and/or, as the case may be, the Mortgages Trustee is party and the implementation of the transactions contemplated by such Legal Agreements and compliance with the terms of the Legal Agreements do not, and will not, (i) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of Funding or the Mortgages Trustee or any agreement or instrument to which Funding or the Mortgages Trustee is a party or by which any of its properties is bound; (ii) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, having jurisdiction over either Funding or the Mortgages Trustee or any of its properties; or (iii) result in the creation or imposition of any mortgage, charge, pledge, lien or other security interest on any of its or their properties, other than those created in, or imposed by, the Legal Agreements themselves.

       (g)     BREACH OF OTHER AGREEMENTS

               Neither Funding nor the Mortgages Trustee is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets or revenues.

       (h)     HOLMES HOLDINGS LIMITED

               The First Issuer, the Second Issuer, the Third Issuer, the Fourth Issuer, the Fifth Issuer, the Sixth Issuer, the Seventh Issuer, the Eighth Issuer, the Ninth Issuer, Funding, the Mortgages Trustee, PECOH Limited, Holmes Funding No. 1 PLC and Holmes Funding No. 2 PLC are the only subsidiaries or subsidiary undertakings of Holmes Holdings Limited within the meanings of Sections 258 and 736 of the Companies Act 1985.

       (i)     EVENTS OF DEFAULT

               No event has occurred or circumstance arisen which, had the Ninth Issuer Intercompany Loan Agreement been entered into, would (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an Event of Default as set out in the Ninth Issuer Intercompany Loan Agreement.

       (j)     NO SUBSIDIARIES

               Neither Funding nor the Mortgages Trustee has any subsidiaries or subsidiary undertakings within the meanings of Sections 258 and 736 of the Companies Act 1985.

       (k)     NO ACTIVITIES

               Neither Funding nor the Mortgages Trustee has engaged in any activities since its incorporation other than (i) those incidental to any registration as a private limited company under the Companies Acts 1985 and 1989 and changes to its name, directors, secretary, registered office, Memorandum and Articles of Association; (ii) the authorisation and execution of the Legal Agreements to which each is a party; (iii) the activities referred to or contemplated in the Legal Agreements or in the Prospectus; (iv) the activities undertaken in connection with the establishment of the Mortgages Trust pursuant to the Mortgages Trust Deed and the issue of notes by the First Issuer, the Second Issuer, the Third Issuer, the Fourth Issuer, the Fifth Issuer, Sixth Issuer, the Seventh Issuer, the Eighth Issuer and the Ninth Issuer; and (v) the registration of Funding under the Data Protection Act 1984 (the DPA). Neither Funding nor the Mortgages Trustee has (other than as set out in the Prospectus or in the prospectuses relating to the notes issued by the First Issuer, the Second Issuer, the Third Issuer, the Fourth Issuer, the Fifth Issuer, the Sixth Issuer, the Seventh Issuer or the Eighth Issuer and other than as required by any applicable law) made up any accounts and neither has paid any dividends or made any distributions since its respective date of incorporation.

       (l)     BENEFICIAL OWNER

               On 25th July, 2000, the Mortgages Trust was established pursuant to the Mortgages Trust Deed and following the transfer by way of equitable assignment by Abbey of its interest in the Portfolio (as defined in the Prospectus) to the Mortgages Trustee pursuant to or in accordance with the Mortgage Sale Agreement on 26th July, 2000 and on subsequent distribution dates, or, in relation to Loans secured over properties in Scotland and their Related Security, following the granting from time to time of a Scottish Trust Deed, the Mortgages Trustee held (and continues to hold) the Portfolio on trust for the benefit of Funding and Abbey in undivided shares absolutely.

       (m)     LITIGATION

               There are no pending actions, suits or proceedings against or affecting Funding or the Mortgages Trustee which could individually or in the aggregate have an adverse effect on the condition (financial or otherwise), prospects, results of operations or general affairs of either one of them or could adversely affect the ability of the Mortgages Trustee or Funding to perform their respective obligations under the Legal Agreements, or which are otherwise material in the context of the transaction contemplated by the Prospectus and, to the best of the knowledge of Funding and the Mortgages Trustee, no such actions, suits or proceedings are threatened or contemplated.

       (n)     NO PRIOR SECURITY

               Save as set out in any of the Legal Agreements there exists no mortgage, lien, pledge or other charge or security interest on or over the assets of Funding and, other than the Legal Agreements, it has not entered into any indenture or trust deed.

       (o)     SECURITY FOR THE NINTH ISSUER INTERCOMPANY LOAN

               Funding's obligations under, inter alia, the Ninth Issuer Intercompany Loan Agreement will be secured in the manner provided in the Amended and Restated Funding Deed of Charge and with the benefit of the charges, covenants and other security provided for therein including, without limitation, (i) a first ranking fixed charge over Funding's interest in the Trust Property (as defined in the Mortgages Trust Deed); (ii) an assignment by way of first fixed security over its interests in the Mortgage Sale Agreement, the Mortgages Trust Deed, the Scottish Trust Deed, the Amended and Restated Servicing Agreement, the Funding Swap Agreement, the First Issuer Intercompany Loan Agreement, the Second Issuer Intercompany Loan Agreement, the Third Issuer Intercompany Loan Agreement, the Fourth Issuer Intercompany Loan Agreement, the Fifth Issuer Intercompany Loan Agreement, the Sixth Issuer Intercompany Loan Agreement, the Seventh Issuer Intercompany Loan Agreement, the Eighth Issuer Intercompany Loan Agreement, the Ninth Issuer Intercompany Loan Agreement, the First Start-up Loan Agreement, the Second Start-up Loan Agreement, the Third Start-up Loan Agreement, the Fourth Start-up Loan Agreement, the Fifth Start-up Loan Agreement, the Sixth Start-up Loan Agreement, the Seventh Start-up Loan Agreement, the Eighth Start-up Loan Agreement, the Funding Guaranteed Investment Contract, the Corporate Services Agreement, the Cash Management Agreement, the Bank Account Agreement and any other relevant documents to be signed on or before the Closing Date to which Funding is a party;

               (iii) a first ranking fixed charge over the Bank Accounts (as defined in the Amended and Restated Funding Deed of Charge);
               (iv) a first ranking fixed charge over any authorised investments made with moneys standing to the credit of the Bank Accounts; and (v) a first ranking floating charge over the other assets of Funding (extending over all of Funding's Scottish assets).

       (p)     CAPITALISATION

               The authorised capital of each of Funding and the Mortgages Trustee is as set out in the Prospectus.

       (q)     INVESTMENT COMPANY ACT

               Neither Funding nor the Mortgages Trustee is an "investment company" as defined in the Investment Company Act, and the offer and sale of the Ninth Issuer Notes in the United States will not subject Funding or the Mortgages Trustee to registration under, or result in a violation of, the Investment Company Act.

       (r)     UNITED STATES INCOME TAX

               Neither Funding nor the Mortgages Trustee will engage in any activities in the United States (directly or through agents), derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States income tax principles.

       (s)     FINANCIAL STATEMENTS

               (i) The auditor's report by Deloitte & Touche LLP, as independent auditor to Funding, set out in the Prospectus presents fairly the financial position of Funding as at the date at which it has been prepared.

               (ii) Since the date of such report there has been no change (nor any development or event involving a prospective change of which Funding is, or might reasonably be expected to be, aware) which is materially adverse to the condition (financial or otherwise), prospects, results of operations or general affairs of Funding.

               (iii) Deloitte & Touche LLP are independent public accountants with respect to Funding within the meaning of the standards established by the American Institute of Certified Public Accountants.

       (t)     REPRESENTATIONS AND WARRANTIES IN THE LEGAL AGREEMENTS

               The representations and warranties given by Funding and the Mortgages Trustee in the Legal Agreements are true and accurate in all material respects.

7.     REPRESENTATIONS AND WARRANTIES OF ABBEY

       Abbey represents and warrants to, and agrees with, the Underwriters and each of them that:

       (a)     INCORPORATION

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

               It is a public limited company duly incorporated and validly existing under the laws of England and Wales, with full power and authority to conduct its business as described in the Prospectus, and is lawfully qualified to do business in England and Wales and it is not in liquidation.

       (b)     VALIDITY OF LEGAL AGREEMENTS

               This Agreement has been duly authorised, executed and delivered by Abbey and constitutes, and the other Legal Agreements to which Abbey is a party have been duly authorised by Abbey and on the Closing Date will constitute, valid and legally binding obligations of Abbey, enforceable in accordance with their terms subject to the Reservations.

       (c)     RELATED SECURITY

               Abbey has not received written notice of any litigation or claim calling into question its title to any Related Security or the value of any security therefore or its right to assign any such Related Security to the Mortgages Trustee.

       (d)     CONSENTS

               All consents, approvals and authorisations of all United Kingdom regulatory authorities required on the part of Abbey for or in connection with the execution and performance of the transactions contemplated by the Legal Agreements to which Abbey is a party have been obtained and are in full force and effect including, without limiting the generality of the foregoing, Abbey having received a standard licence under the Consumer Credit Act 1974 and Abbey being registered under the DPA.

       (e)     COMPLIANCE

               The transfer by way of equitable assignment of Abbey of its interest in the Portfolio and the related property and rights, the execution and delivery of the Legal Agreements to which Abbey is a party, the implementation of the transactions contemplated by such Legal Agreements and compliance with the terms of such Legal Agreements did not, and will not, (i) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Memorandum and Articles of Association of Abbey, or any agreement or instrument to which Abbey is a party or by which it or any of its properties is bound, where such breach or default might have a material adverse effect in the context of the issue of the Ninth Issuer Notes or the Reg S Ninth Issuer Notes; or (ii) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court having jurisdiction over Abbey or any of its properties; or (iii) result in the creation or imposition of any mortgage, charge, pledge, lien or other security interest on any of its properties, other than those created in, or imposed by, the Legal Agreements themselves.

       (f)     NO MATERIAL MISSTATEMENTS OR OMISSIONS

               On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Ninth Issuer Trust Deed did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any amendment or supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Abbey makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any statement thereto) in reliance upon and in conformity with information furnished in writing to Abbey by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

       (g)     BENEFICIAL OWNER

               On 25th July, 2000, the Mortgages Trust was established pursuant to the Mortgages Trust Deed and following the transfer by way of equitable assignment of Abbey of its interest in the Portfolio to the Mortgages Trustee pursuant to, and in accordance with, the Mortgage Sale Agreement on 26th July, 2000 and on subsequent distribution dates or, in relation to Loans secured over properties in Scotland and their Related Security, following the granting from time to time of a Scottish Trust Deed, the Mortgages Trustee held (and continues to hold) the Portfolio on trust for the benefit of Funding and Abbey in undivided shares absolutely.

       (h)     LITIGATION

               It is not involved in any actions, suits or proceedings in relation to claims or amounts which could materially adversely affect its ability to perform its obligations under the Legal Agreements.

       (i)     MORTGAGE SALE AGREEMENT

               The representations and warranties given by Abbey in the Mortgage Sale Agreement will be true and accurate when made or deemed to be repeated.

       (j)     BREACH OF OTHER AGREEMENTS

               Abbey is not in breach of or in default under any agreements to which it is a party or which is binding on it or any applicable laws to the extent that such breach or default is material to the performance by Abbey of its obligations under the Legal Agreements to which it is a party, or would be so material, had such Legal Agreements been entered into.

       (k)     REPRESENTATIONS AND WARRANTIES IN THE LEGAL AGREEMENTS

               The representations and warranties given by Abbey in the Legal Agreements are true and accurate in all material respects.

8.     COVENANTS OF THE NINTH ISSUER, FUNDING, THE MORTGAGES TRUSTEE AND ABBEY

8.1 The Ninth Issuer and, where expressly provided, Funding, the Mortgages Trustee and Abbey covenants to, and agrees with, the Underwriters and each of them that:

       (a)     THE REGISTRATION STATEMENT

               The Ninth Issuer, Funding, the Mortgages Trustee and Abbey will use their best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Ninth Issuer Notes, none of the Ninth Issuer, Funding, the Mortgages Trustee or Abbey will file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Ninth Issuer, Funding, the Mortgages Trustee and Abbey have furnished the Underwriters with a copy for their review prior to filing and none of them will file any such proposed amendment or supplement to which the Underwriters reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Ninth Issuer, Funding, the Mortgages Trustee and Abbey will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Ninth Issuer, Funding, the Mortgages Trustee and Abbey will promptly advise the Underwriters when:

               (i) the Registration Statement, if not effective at the Execution Time, shall have become effective;

               (ii) the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission; and

               (iii) prior to termination of the offering of the Ninth Issuer Notes, any amendment to the Registration Statement shall have been filed or become effective.

       (b)     DELIVERY OF COPIES

               The Ninth Issuer will deliver to each Underwriter (i) one copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; (ii) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (iii) during the Marketing Period, as many copies of the Prospectus (including all amendments and supplements thereto) as each Underwriter may reasonably request. As used herein, the term MARKETING PERIOD means any period during which a prospectus relating to the Ninth Issuer Notes is required to be delivered under the Securities Act.

       (c)     NOTIFY MATERIAL OMISSION

               If at any time during the Marketing Period any event shall have occurred as a result of which the Registration Statement or Prospectus, as then amended or supplemented, would include a statement of fact which is not true and accurate in all material respects or omit any fact the omission of which would make misleading in any material respect any statement therein whether of fact or opinion, or if for any other reason it shall be necessary to amend or supplement the Registration Statement or Prospectus, then: (i) the Ninth Issuer will promptly notify the Underwriters; (ii) the Ninth Issuer shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the reasonable judgment of the Ninth Issuer or the Underwriters, be required by the Securities Act or requested by the Commission;
               (iii) the Ninth Issuer will, without charge, supply to the Underwriters as many copies as they may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission; and (iv) the representations and warranties contained in Clauses 5(a), 5(b), 5(c), 5(h), 5(o), 5(s), 6(a), 6(b), 6(c), 6(p) and 6(s) shall be deemed to be repeated by, as applicable, the Ninth Issuer, Funding and the Mortgages Trustee as of the date of each such amended Prospectus or supplement to the Prospectus on the basis that each reference to "Prospectus" in such representations and warranties contained in Clauses 5 and 6 shall be deemed to be a reference to the Prospectus as amended or supplemented as at such date.

       (d)     NOTIFY CHANGE

               Without prejudice to its obligations under Clause 8(c), the Ninth Issuer, Funding or the Mortgages Trustee will notify the Underwriters promptly of any change affecting any of its representations, warranties, covenants, agreements or indemnities in this Agreement at any time prior to payment being made to the Ninth Issuer on the Closing Date and will take such steps as may be reasonably requested by the Underwriters to remedy and/or publicise the same.

       (e)     OFFICIAL ANNOUNCEMENTS

               Between the date of this Agreement and the Closing Date (both dates inclusive) none of the Ninth Issuer, Funding or the Mortgages Trustee will, without the prior approval of the Underwriters (such approval not to be unreasonably withheld), make any official announcement which would have an adverse effect on the marketability of the Ninth Issuer Notes.

       (f)     STAMP DUTY

               (i) The Ninth Issuer will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties payable in the United Kingdom, Belgium, Luxembourg or the United States, including interest and penalties, in connection with the creation, issue, distribution and offering of the Ninth Issuer Notes or in connection with the execution and delivery of any of the Legal Agreements to which it is a party together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it).

               (ii) Funding will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties payable in the United Kingdom, Belgium, Luxembourg or the United States, including interest and penalties, in connection with the execution and delivery of any of the Legal Agreements to which it is a party (other than in respect of the execution and delivery of the Mortgages Trust Deed (including any amendment thereto), the Mortgage Sale Agreement (including any amendment thereto) and any Legal Agreement to which the Ninth Issuer is a party) together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it).

               (iii) The Mortgages Trustee will pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties payable in the United Kingdom, Belgium, Luxembourg or the United States, including interest and penalties in connection with the execution and delivery of the Mortgages Trust Deed (including any amendment thereto), the Mortgage Sale Agreement (including any amendment thereto) and the Scottish Trust Deed (including any amendment thereto and any subsequent trust deed in substantially similar form) (together with any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it)) but will be promptly reimbursed an amount equal to any such payments by the Beneficiaries in accordance with the terms of the Mortgages Trust Deed.

               (iv) For the avoidance of doubt, if Funding or the Mortgages Trustee discharges its obligations to pay any stamp duty, issue, registration, documentary or other taxes of a similar nature and duties payable in the United Kingdom, Belgium, Luxembourg or the United States, including interest and penalties in each case as described above (together, the RELEVANT TAXES), at any time while amounts are outstanding in respect of the notes issued by the First Issuer and/or the Second Issuer and/or the Third Issuer and/or the Fourth Issuer and/or the Fifth Issuer and/or the Sixth Issuer and/or the Seventh Issuer and/or the Eighth Issuer and/or the Ninth Issuer and/or any New Issuer, then Funding and/or (as applicable) the Mortgages Trustee will not be obliged to pay such relevant taxes multiple times (in respect of the same obligation), in order to meet its obligations under (A) the underwriting agreements and subscription agreements relating to the First Issuer and/or the Second Issuer and/or the Third Issuer and/or the Fourth Issuer and/or the Fifth Issuer and/or the Sixth Issuer and/or the Seventh Issuer and/or the Eighth Issuer and/or the Ninth Issuer and/or any New Issuer and
                       (B) paragraphs (ii) and/or (iii) (as applicable) above.

       (g)     PAYMENT OF FEES, CHARGES, COSTS AND DUTIES

               (i) Without prejudice to the generality of Clause 12.1, the Ninth Issuer will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties, including interest and penalties, arising from or in connection with the creation of the security for the Ninth Issuer Notes and the Reg S Ninth Issuer Notes, the obligations of the Ninth Issuer under the Ninth Issuer Trust Deed, for the other amounts to be secured as contemplated by the Ninth Issuer Deed of Charge, the perfection of such security at any time.

               (ii) Without prejudice to the generality of Clause 12.1, Funding will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties, including interest and penalties, arising from or in connection with the creation of the security for the Ninth Issuer Intercompany Loan and for the other amounts to be secured as contemplated by the Funding Deed of Charge, the First Deed of Accession to the Funding Deed of Charge, the Second Deed of Accession to the Funding Deed of Charge, the Third Deed of Accession to the Funding Deed of Charge, the Fourth Deed of Accession to the Funding Deed of Charge, the Amended and Restated Funding Deed of Charge, the First Deed of Accession to the Amended and Restated Funding Deed of Charge, the Second Deed of Accession to the Amended and Restated Funding Deed of Charge and any accession thereto, the perfection of such security at any time.

               (iii) Without prejudice to the generality of Clause 12.1, the Mortgages Trustee will pay all and any fees, charges, costs and duties and any stamp and other similar taxes or duties, including interest and penalties, arising from or in connection with: (a) the purchase of the Related Security (and related property and rights) excluding Land Registry and Registers of Scotland fees (it being agreed that registration or recording at Land Registry or Registers of Scotland of the transfer of the Related Security to the Mortgages Trustee will not be applied for except in the circumstances specified in the Amended and Restated Servicing Agreement); but on the basis that the Mortgages Trustee will be reimbursed such fees, charges, costs and duties, and any stamp and other similar taxes or duties (including interest and penalties) by the Beneficiaries pursuant to with the terms of the Mortgages Trust Deed.

       (h)     PERFORM ALL REQUIRED ACTIONS

               On or prior to the Closing Date each of the Ninth Issuer, Funding and the Mortgages Trustee will do all things within each of their respective powers and required of each of them on such date under the terms of the Legal Agreements to which each is a party.

       (i)     CONDITIONS PRECEDENT

               The Ninth Issuer will use all reasonable endeavours to procure satisfaction on or before the Closing Date of the conditions referred to in Clause 9 of this Agreement.

       (j)     SERVICING AGREEMENT

               Funding and the Mortgages Trustee will use all reasonable endeavours to procure that Abbey complies with its obligations under the Amended and Restated Servicing Agreement.

       (k)     CHARGES AND SECURITIES

               (i) The Ninth Issuer will procure that each of the charges and other securities created by or pursuant to or contained in the Ninth Issuer Deed of Charge is registered within all applicable time limits in all appropriate registers.

               (ii) Funding will procure that each of the charges and other securities created by or pursuant to or contained in the Funding Deed of Charge, the First Deed of Accession to the Funding Deed of Charge, the Second Deed of Accession to the Funding Deed of Charge, the Third Deed of Accession to the Funding Deed of Charge, the Fourth Deed of Accession to the Funding Deed of Charge, the Amended and Restated Funding Deed of Charge, the First Deed of Accession to the Amended and Restated Funding Deed of Charge, the Second Deed of Accession to the Amended and Restated Funding Deed of Charge and any accession thereto is registered within all applicable time limits in all appropriate registers other than at Land Registry.

       (l)     RATINGS

               None of the Ninth Issuer, Funding or the Mortgages Trustee will take, or cause to be taken, any action and will not permit any action to be taken which it knows or has reason to believe would result in the Series 1 Class A Ninth Issuer Notes not being assigned an [F1+] rating by Fitch Ratings Ltd. (FITCH RATINGS), a [P-1] rating by Moody's Investors Service Limited (MOODY'S) and an [A-1+] rating by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (STANDARD & POOR'S); and the Series 2 Class A Ninth Issuer Notes not being assigned an [AAA] rating by Fitch Ratings, an [Aaa] rating by Moody's and an [AAA] rating by Standard & Poor's..

       (m)     LEGAL AGREEMENTS

               Prior to closing on the Closing Date none of the Ninth Issuer, Funding or the Mortgages Trustee will amend the terms of the executed Legal Agreements to which they are parties, nor execute any of the other Legal Agreements other than in the agreed form, without the consent of the Underwriters (such consent not to be unreasonably withheld or delayed).

       (n)     COMMISSION FILINGS

               The Ninth Issuer, Funding and the Mortgages Trustee will timely file with the Commission all documents (and any amendments to previously filed documents) required to be filed by them pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, provided that during the Marketing Period none of the Ninth Issuer, Funding or the Mortgages Trustee will file any such document or amendment unless the Ninth Issuer, Funding and the Mortgages Trustee have furnished the Underwriters with a copy for their review prior to filing and none of them will file any such proposed document or amendment until the Underwriters have been consulted and given a reasonable opportunity to comment on such document or amendment.

       (o)     COPIES OF COMMISSION FILINGS

               During the Marketing Period, if there is (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus, or (iii) any material document filed by the Ninth Issuer, Funding or the Mortgages Trustee with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including but not limited to any interim or any report submitted to the Commission on Form 6-K (FORM 6-K) or Form 20-F (FORM 20-F) under the Exchange Act and the rules and regulations thereunder or any amendment or supplement to any such document, the Ninth Issuer, Funding and the Mortgages Trustee, as the case may be, will furnish a copy thereof to each Underwriter, and counsel to the Underwriters, prior to filing with the Commission.

       (p)     NOTICE TO UNDERWRITERS OF CERTAIN EVENTS

               During the Marketing Period, the Ninth Issuer will advise the Underwriters immediately (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the Commission, whether written or oral, for an amendment or supplement to the Registration Statement, to any Rule 462(b) Registration Statement, to any Prospectus or to any material document filed by the Ninth Issuer, Funding or the Mortgages Trustee with or submitted to the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and the rules and regulations thereunder or for any additional information and the Ninth Issuer, Funding and the Mortgages Trustee will afford the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by Abbey or the Ninth Issuer of any notification with respect to the suspension of the qualification of the Ninth Issuer Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) of any downgrading in the rating of the Ninth Issuer Notes or any debt securities of Abbey or the Ninth Issuer by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) under the Securities Act), or if any such organisation shall have informed Abbey or the Ninth Issuer or made any public announcement that any such organisation has under surveillance or review its rating of any debt securities of Abbey or the Ninth Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as such announcement is made or Abbey or the Ninth Issuer is so informed.

       (q)     STOP ORDERS

               The Ninth Issuer will use its best efforts to prevent the issuance of any stop order or the suspension of any qualification referred to in Clause 8.1(p) above and if, during the Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement or such qualification of the Ninth Issuer Notes for sale in any jurisdiction is suspended, the Ninth Issuer will make every reasonable effort to obtain the lifting of that order or suspension at the earliest possible time.

       (r)     BLUE SKY QUALIFICATIONS

               The Ninth Issuer will arrange, in co-operation with the Underwriters, to qualify the Ninth Issuer Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Underwriters may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Ninth Issuer Notes, and to file such statements and reports as may be required by the laws of each jurisdiction in which the Ninth Issuer Notes have been qualified as above, provided that in connection therewith the Ninth Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action that would subject it to service of process in suits in any jurisdiction other than those arising out of the offering or sale of the Ninth Issuer Notes in such jurisdiction or to register as a dealer in securities or to become subject to taxation in any jurisdiction.

8.2 Abbey covenants to and agrees with the Underwriters and each of them that:

       (a)     NOTIFY CHANGE

               Abbey will notify the Underwriters promptly of any change affecting any of its representations, warranties, covenants, agreements or indemnities in this Agreement at any time prior to payment being made to the Ninth Issuer on the Closing Date and will take such steps as may be reasonably requested by the Underwriters to remedy and/or publicise the same. In the event that the Prospectus is amended or supplemented pursuant to Clause 8.1(c) above, then the representations and warranties contained in Clause 7(f) shall be deemed to be repeated by Abbey as of the date of such amended Prospectus or supplement to the Prospectus, on the basis that each reference to "Prospectus" in Clause 7(f) shall be deemed to be a reference to the Prospectus as amended or supplemented as at such date.

       (b)     PERFORM ALL REQUIRED ACTIONS

               On or prior to the Closing Date, Abbey will do all things within its power and required of it on such date under the terms of the Legal Agreements.

       (c)     REVIEW OF RELATED SECURITY

               Abbey will deliver to the Underwriters on the date of this Agreement a letter (relating to its review of the Related Security) dated the date of this Agreement in the agreed form addressed to Abbey and the Underwriters from Deloitte & Touche LLP.

       (d)     RATINGS

               Abbey will not take, or cause to be taken, any action and will not permit any action to be taken which it knows or has reason to believe would result in the Series 1 Class A Ninth Issuer Notes not being assigned an [F1+] rating by Fitch Ratings, a [P-1] rating by Moody's and an [A-1+] rating by Standard & Poor's; and the Series 2 Class A Ninth Issuer Notes not being assigned an [AAA] rating by Fitch Ratings, an [Aaa] rating by Moody's and an [AAA] rating by Standard & Poor's..

       (e)     LEGAL AGREEMENTS

               Prior to closing on the Closing Date Abbey will not amend the terms of any of the already executed Legal Agreements to which it is a party, nor execute any of the other Legal Agreements other than in the agreed form, without the consent of the Underwriters (such consent not to be unreasonably withheld or delayed).

9.     CONDITIONS PRECEDENT

       The obligation of the Underwriters under this Agreement to subscribe for the Ninth Issuer Notes is subject to the following conditions precedent:

       (a)     THE REGISTRATION STATEMENT

               (i) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (A) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date, or (B) 9:30 a.m. New York City time on the next business day in New York following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

               (ii) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b).

               (iii) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

       (b)     EXECUTION OF LEGAL AGREEMENTS AND THE GLOBAL NINTH ISSUER NOTES

               The execution and delivery by all parties thereto of the Legal Agreements and the Global Ninth Issuer Notes representing each class of the Ninth Issuer Notes on or prior to the Closing Date.

       (c)     ADMISSION TO LISTING AND TRADING

               The UK Listing Authority having agreed to admit the Ninth Issuer Notes and the Reg S Ninth Issuer Notes to the official list of the UK Listing Authority and the Stock Exchange having agreed to admission of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes to trading, in each case on or prior to the Closing Date.

       (d)     LEGAL OPINIONS

               On or prior to the Closing Date, there having been delivered to the Ninth Issuer, the Underwriters, the Note Trustee, the Ninth Issuer Security Trustee and the Security Trustee copies of opinions and disclosure letters, in form and substance satisfactory to the Underwriters, the Note Trustee, the Ninth Issuer Security Trustee, the Security Trustee and the Rating Agencies, dated the Closing Date, of:

               (i) Slaughter and May, legal advisers to the Ninth Issuer as to English law, addressed to the Ninth Issuer and the Underwriters, substantially to the effect set forth in Annex A hereto;

               (ii) Cleary Gottlieb Steen & Hamilton LLP, legal advisers to the Ninth Issuer as to US law, addressed to the Ninth Issuer and the Underwriters, substantially to the effect set forth in Annex B hereto;

               (iii) Allen & Overy LLP, legal advisers to the Underwriters, the Note Trustee, the Ninth Issuer Security Trustee and the Security Trustee, addressed to the Underwriters, the Note Trustee, the Ninth Issuer Security Trustee and the Security Trustee, substantially to the effect set forth in Annex C hereto;

               (iv) Tods Murray LLP, legal advisers to the Underwriters, the Note Trustee, the Ninth Issuer Security Trustee, the Security Trustee, the Ninth Issuer and Abbey as to Scots law, addressed to the Underwriters, the Note Trustee, the Ninth Issuer Security Trustee, the Security Trustee, the Ninth Issuer and Abbey, substantially to the effect set forth in Annex E hereto; and

               (v) In-house legal counsel of each Ninth Issuer Swap Provider, addressed to the Ninth Issuer, the Ninth Issuer Security Trustee, the Security Trustee and the Underwriters.

       (e)     AUDITORS' LETTERS

               On the date of this Agreement and (in the event that a new portfolio of Loans and their Related Security is transferred to the Mortgages Trustee, or as reasonably requested by the Underwriters) on the Closing Date, there having been addressed and delivered to the Underwriters letters, in form and substance satisfactory to them, dated the date of this Agreement and the Closing Date, respectively, from Deloitte & Touche LLP, the independent auditors of the Ninth Issuer and Funding.

       (f)     CERTIFIED CONSTITUTIONAL DOCUMENTS

               On or prior to the Closing Date, there having been delivered to the Underwriters a copy, certified by a duly authorised director of, as applicable, the Ninth Issuer, Funding and the Mortgages Trustee, of: (i) the Memorandum and Articles of Association of each of the Ninth Issuer, Funding and the Mortgages Trustee;
               (ii) the resolution of the Board of Directors of each of the Ninth Issuer, Funding and the Mortgages Trustee authorising the execution of this Agreement and the other Legal Agreements and the entry into and performance of the transactions contemplated thereby, and (iii) in respect of the Ninth Issuer, the issue of the Ninth Issuer Notes and the Reg S Ninth Issuer Notes and the entry into and performance of the transactions contemplated thereby.

       (g)     COMPLIANCE

               At the Closing Date: (i) the representations and warranties of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey in this Agreement being true, accurate and correct at, and as if made on, the Closing Date and the Ninth Issuer, Funding, the Mortgages Trustee and Abbey having performed all of their obligations and complied with all of their undertakings in the Legal Agreements to be performed on or before the Closing Date, and (ii) there having been delivered to the Underwriters a certificate to that effect signed by a duly authorised officer of, as applicable, the Ninth Issuer, Funding, the Mortgages Trustee and Abbey, dated the Closing Date and confirming that, since the date of this Agreement, there has been no adverse change, nor any development involving a prospective adverse change, in or affecting the operations, properties, financial condition or prospects of the Ninth Issuer, Funding, the Mortgages Trustee or Abbey which is material in the context of the issue of the Ninth Issuer Notes or the Reg S Ninth Issuer Notes.

       (h)     CIRCUMSTANCES FOR TERMINATION

               On or prior to the Closing Date, in the opinion of the Underwriters, none of the circumstances described in Clause 14.1(c), 14.1(d), 14.1(f) or 14.1(g) having arisen.

       (i)     RATINGS

               Receipt of notification from Fitch Ratings, Moody's and Standard & Poor's that the ratings for the Ninth Issuer Notes and the Reg S Ninth Issuer Notes described in the Prospectus have been assigned either without conditions or subject only to the execution and delivery on or before the Closing Date of the Legal Agreements and legal opinions in all material respects in the form in which they shall then have been executed and delivered on or prior to the Closing Date there not having been a public announcement from any of the above rating agencies that such agency has revised downwards or withdrawn or placed on review or "credit watch" with negative implications or with implications of a possible change that does not indicate the direction of such possible change (or other similar publication of formal review by the relevant rating agency) any existing credit rating assigned to the Ninth Issuer Notes and the Reg S Ninth Issuer Notes or the long term debt of Abbey.

       (j)     REG S NINTH ISSUER NOTES SUBSCRIPTION AGREEMENT

               The Reg S Ninth Issuer Notes Subscription Agreement having been entered into.

       (k)     OTHER ISSUES

               The Reg S Ninth Issuer Notes having been or being issued and subscribed and paid for pursuant to the Reg S Ninth Issuer Notes Subscription Agreement prior to or contemporaneously with the issue, subscription and payment for the Ninth Issuer Notes hereunder.

       (l)     MATERIAL ADVERSE EVENT

              There not having been between the date of this Agreement and the Closing Date any change or any development or event reasonably likely to involve a prospective change which would, in the judgment of the Underwriters, be materially adverse to the financial or trading condition of the Ninth Issuer, Funding, the Mortgages Trustee or Abbey, or rendering untrue and incorrect any of the representations and warranties contained in Clauses 5, 6 and 7 as though the said representations and warranties had been given on the Closing Date with reference to the facts and circumstances prevailing at that date nor the failure of the Ninth Issuer, Funding, the Mortgages Trustee or Abbey to perform each and every covenant and obligation to be performed by it pursuant to the Legal Agreements, the Loans and the Related Security on or prior to the Closing Date.

       (m)     SOLVENCY CERTIFICATES

               (i) The Ninth Issuer having furnished or caused to be furnished to the Underwriters at the Closing Date a solvency certificate, dated the Closing Date, of a duly authorised director of the Ninth Issuer in the agreed form.

               (ii) Funding having furnished or caused to be furnished to the Ninth Issuer and the Security Trustee a solvency certificate, dated the Closing Date, of a duly authorised director of Funding in the agreed form.

               (iii) Abbey having furnished or caused to be furnished to Funding and the Security Trustee a solvency certificate, dated the Closing Date, of a duly authorised officer of Abbey in the agreed form.

       (n)     MORTGAGE SALE AGREEMENT

               All of the steps required by Clause 4 of the Mortgage Sale Agreement for the purposes of the purchase of a New Portfolio (as defined therein) by the Mortgages Trustee from Abbey on the Closing Date and related rights to be acquired from Abbey pursuant thereto having been taken.

       (o)     CERTIFICATE OF NOTE TRUSTEE

               The Note Trustee having furnished to the Underwriters a certificate stating that that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Note Trustee did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

       Prior to the Closing Date, there shall be furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

       If any of the conditions specified in this Clause 9 have not been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in all material respects in form and substance to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Ninth Issuer in writing or by telephone or facsimile confirmed in writing.

       The Underwriters may, at their discretion, waive compliance with the whole or any part of this Clause 9.

10.    CLOSING

10.1   ISSUE OF NINTH ISSUER NOTES

       Not later than 4:00 p.m. (London time) on the Closing Date, the Ninth Issuer will issue and deliver (a) to the Underwriters, or to their order, a Global Ninth Issuer Note for each of the Series 1 Class A Ninth Issuer Notes and the Series 2 Class A Ninth Issuer Notes.

10.2   PAYMENT

       Against such delivery [Deutsche Bank Securities Inc.] on behalf of the Underwriters will pay to the Ninth Issuer the gross subscription moneys for the Ninth Issuer Notes (being the Issue Price). Such payment shall be made by [Deutsche Bank Securities Inc.] in respect of the Ninth Issuer Notes in Dollars in immediately available funds to the account of the Ninth Issuer, Citibank, N.A., New York, ABA. *, SWIFT CODE * account of Citibank, N.A., London, sort code *, IBAN No. * reference for account
       * Holmes Financing (No. 9) PLC.

       Such payment shall be evidenced by a confirmation by *, that it has so made that payment to the Ninth Issuer.

10.3   GROSS SUBSCRIPTION MONEYS

       The Ninth Issuer undertakes that on the Closing Date it will apply the gross subscription moneys for the Ninth Issuer Notes and the gross subscription moneys for the Reg S Ninth

       Issuer Notes (net of underwriting commissions and various out-of-pocket expenses) converted under the relevant Ninth Issuer Swap Agreement, forthwith in making a loan to Funding pursuant to the terms of the Ninth Issuer Intercompany Loan Agreement. Funding undertakes that it will apply the proceeds of the Ninth Issuer Intercompany Loan to make payment to Abbey or at Abbey's direction of the purchase price of an addition to Funding's already existing share of the portfolio and related rights pursuant to the Mortgage Sale Agreement.

11.    COMMISSIONS

11.1 In consideration of the obligations undertaken herein by the Underwriters, the Ninth Issuer agrees to pay to the Underwriters a selling commission (the SELLING COMMISSION) of [*] per cent. of the aggregate principal amount of the Series 1 Class A Ninth Issuer Notes and of [*] per cent. of the aggregate principal amount of the Series 2 Class A Ninth Issuer Notes and a combined management and underwriting commission (the MANAGEMENT AND UNDERWRITING COMMISSION) of [*] per cent. of the aggregate principal amount of the Series 1 Class A Ninth Issuer Notes and of [*] per cent. of the aggregate principal amount of the Series 2 Class A Ninth Issuer Notes.

11.2 The Ninth Issuer undertakes that on the Closing Date it will pay to the Underwriters the aggregate Selling Commission and aggregate Management and Underwriting Commission calculated in accordance with Clause 11.1, in sterling, in immediately available funds to *(BIC: *) sort code *, account number * in favor of *(BIC: *) reference Holmes Financing (No.
       9) PLC.

12.    EXPENSES

12.1   GENERAL EXPENSES

       The Ninth Issuer covenants to pay or cause to be paid the following (together with (i) in respect of taxable supplies made to the Ninth Issuer, any amount in respect of value added tax or similar tax payable in respect thereof against production of a valid tax invoice and (ii) in respect of taxable supplies made to a person other than the Ninth Issuer, any amount in respect of Irrecoverable VAT or similar tax payable in respect thereof against production of a valid tax invoice):
       (a) the fees, disbursements and expenses of the Ninth Issuer's legal advisers and accountants and all other expenses of the Ninth Issuer in connection with the issue (including, without limitation, any filing fees payable to the Commission in connection with the registration of the Ninth Issuer Notes under the Securities Act and any fees payable in connection with the qualification of the Ninth Issuer Notes for offering and sale pursuant to any NASD regulatory provisions or under any applicable United States state securities, Blue Sky or similar laws) and listing of the Ninth Issuer Notes (including, without limitation, any advertisements required in connection therewith), the preparation and delivery of each class of the Ninth Issuer Notes in global form and (if required) definitive form, the costs of the initial delivery and distribution of the Ninth Issuer Notes (including, without limitation, transportation, packaging and insurance) and the initial fees and expenses of The Depository Trust Company, Euroclear and Clearstream, Luxembourg in relation to the Ninth Issuer Notes (excluding any such fees and expenses arising as a result of any transfer of the Ninth Issuer Notes), the preparation and printing of the Prospectus (in proof, preliminary and final form) and any amendments and supplements thereto and the mailing and delivery of copies of this Agreement to the Underwriters; (b) the cost of printing or reproducing the Legal Agreements and any other documents prepared in connection with the offering, issue and initial delivery of the Ninth Issuer Notes; (c) the fees and expenses of the Note Trustee, the Security Trustee and the Ninth Issuer Security Trustee (including fees and expenses of legal advisers to the Note Trustee, the Security Trustee and the Ninth Issuer Security Trustee), the Principal

       Paying Agent, the US Paying Agent, the Registrar, the Transfer Agent and the Agent Bank in connection with the preparation and execution of the Legal Agreements and any other relevant documents and the issue of the Ninth Issuer Notes and compliance with the Conditions of the Ninth Issuer Notes; (d) the fees and expenses incurred or payable in connection with obtaining a rating for the Ninth Issuer Notes from Fitch Ratings, Moody's and Standard & Poor's and annual fees in connection with such rating or any other rating from such institution for the Ninth Issuer Notes; (e) the fees and expenses payable in connection with obtaining and maintaining the admission to trading of the Ninth Issuer Notes on the Stock Exchange; (f) out-of-pocket expenses (excluding legal expenses) incurred by the Underwriters in connection with the transactions contemplated hereby; (g) any roadshow expenses incurred by the Underwriters; and (h) any amount in respect of the fees and disbursements of the Underwriters' legal advisers in relation thereto.

12.2   REIMBURSEMENT

       The Ninth Issuer will reimburse the Underwriters for all amounts incurred by them in connection with the issue of the Ninth Issuer Notes which it has agreed to pay pursuant to Clause 12.1.

       For the avoidance of doubt, references to costs and expenses in this Agreement shall be deemed to include, in addition, references to any Irrecoverable VAT payable in respect of such costs and expenses.

13.    INDEMNIFICATION

13.1   NINTH ISSUER, FUNDING, MORTGAGES TRUSTEE AND ABBEY INDEMNITY

       Each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey agrees to indemnify and hold harmless each Underwriter (including, for the purposes of this Clause 13.1, the directors, officers, employees and agents of each Underwriter) and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, including without limitation any such losses, claims, damages or liabilities arising under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Ninth Issuer Notes as originally filed or in any amendment thereto, or in any Registration Statement, any preliminary prospectus or the Prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other reasonable expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Ninth Issuer, Funding, the Mortgages Trustee and Abbey will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission (a) made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Ninth Issuer, Funding, the Mortgages Trustee and Abbey by or on behalf of any Underwriter through the Lead Managers specifically for inclusion therein or (b) contained in that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Note Trustee; and provided further, that as to any preliminary prospectus or as to the Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter
       (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented (for the purposes of this Clause 13, the FINAL PROSPECTUS), to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or Prospectus was corrected in the Final Prospectus unless such failure resulted from non-compliance by the Ninth Issuer, Funding, the Mortgages Trustee or Abbey with Clause 8.1(c) hereof. For purposes of the final proviso to the immediately preceding sentence, the term Final Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in the Prospectus or in any Final Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written or oral request therefor. The Ninth Issuer, Funding, the Mortgages Trustee and Abbey further agree to reimburse each Underwriter and each such controlling person for any legal and other expenses reasonably incurred by such Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Ninth Issuer, Funding, the Mortgages Trustee and Abbey may otherwise have to any Underwriter or any controlling person of any Underwriter.

       No Underwriter or controlling person of any Underwriter shall have any duty or obligation, whether as fiduciary for any Underwriter, controlling person or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 13.1.

13.2   UNDERWRITERS' INDEMNITY

       Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Ninth Issuer and Abbey, each of their directors and each of their officers who signs the Registration Statement, and each person who controls the Ninth Issuer or Abbey within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Ninth Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Ninth Issuer or Abbey by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. It is acknowledged that the statements set forth under the heading Underwriting that specify (a) the list of Underwriters and their respective participation in the sale of the Ninth Issuer Notes, (b) the sentences related to concessions and reallowances and (c) the paragraph related to short sales, stabilisation, short covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement.

13.3   PROCEEDINGS

       Promptly after receipt by an indemnified party under this Clause 13 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Clause 13, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (a) will not relieve it from liability under Clause 13.1 or 13.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defences and (b) will not in any event relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided in Clause 13.1 or
       13.2 above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defence thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defence of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Clause 13 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defence thereof other than reasonable costs of investigation; provided that each Underwriter, the Underwriters as a group, or the Ninth Issuer, Funding, the Mortgages Trustee and Abbey, as the case may be, shall have the right to employ separate counsel to represent such Underwriter and its controlling persons, the Underwriters and their respective controlling persons or the Ninth Issuer, Funding, the Mortgages Trustee and Abbey and their respective controlling persons, as the case may be, who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such indemnified parties under this Clause 13 if, in the reasonable judgment of any Underwriter, the Underwriters acting together, or the Ninth Issuer, Funding, the Mortgages Trustee and Abbey, as the case may be, it is advisable for such indemnified parties to be represented by separate counsel, and in that event the fees and expenses of such separate counsel (and local counsel) shall be paid by the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defence of such action and approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Clause 13 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defence thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defences in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one such separate counsel (and local counsel) representing the indemnified parties under Clause 13.1 or 13.2 hereof),
       (ii) the indemnifying party shall not be liable for the expenses of more than one such separate counsel (and local counsel) representing the employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorised the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if Subparagraph (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such Subparagraph (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Clause 13, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request and (B) such indemnifying party shall not have either reimbursed the indemnified party in accordance with such request or objected to such request in writing prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and in respect of which indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

13.4   CONTRIBUTION

       In the event that the indemnity provided in Clause 13.1 or 13.2 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Ninth Issuer, Abbey and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, LOSSES) to which the Ninth Issuer, Abbey and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Ninth Issuer, Abbey and the Underwriters from the offering of the Ninth Issuer Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Ninth Issuer, Abbey and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Ninth Issuer, Abbey and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Ninth Issuer and Abbey shall be deemed to be equal to the Issue Price (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total Selling Commission and the Management and Underwriting Commission, in each case as set forth in Clause 11.1. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Ninth Issuer, or Abbey on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Ninth Issuer, Abbey and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the foregoing, in no case shall an Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Ninth Issuer Notes) be responsible for any amount in excess of the Selling Commission or Management and Underwriting Commission applicable to the Ninth Issuer Notes purchased by such Underwriter hereunder. Notwithstanding the provisions of this Clause 13.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Clause 13, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Ninth Issuer, Funding, the Mortgages Trustee or Abbey within the meaning of either the Securities Act or the Exchange Act, each officer of the Ninth Issuer who shall have signed the Registration Statement and each director of the Ninth Issuer, or Abbey, shall have the same rights to contribution as the Ninth Issuer, or Abbey, as the case may be, subject in each case to the applicable terms and conditions of this Clause 13.4.

14.    TERMINATION

14.1   UNDERWRITERS' ABILITY TO TERMINATE

       Notwithstanding any other provision of this Agreement, [*] on behalf of the Underwriters may, by notice to the Ninth Issuer given at any time prior to payment of the gross subscription moneys for the Ninth Issuer Notes to the Ninth Issuer, terminate this Agreement in any of the following circumstances:

       (a) if there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the warranties and representations contained in Clause 5 or 6 or 7 (or any deemed repetition thereof) or failure to perform any of the Ninth Issuer's or Abbey's covenants or agreements in this Agreement; or

       (b) if any condition specified in Clause 9 has not been satisfied or waived by the Underwriters; or

       (c) if, in the opinion of the Underwriters, circumstances shall be such as: (i) to prevent or to a material extent restrict payment for the Ninth Issuer Notes in the manner contemplated in this Agreement or (ii) to a material extent prevent or restrict settlement of transactions in the Ninth Issuer Notes in the market or otherwise; or

       (d) if, in the opinion of the Underwriters, (i) there shall have been any change in national or international political, legal, tax or regulatory conditions or (ii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or emergency, either within or outside the United States, in each case that in the judgment of the Underwriters is material and adverse and makes it impracticable or inadvisable to market the Ninth Issuer Notes on the terms and in the manner contemplated by this Agreement and the Prospectus; or

       (e) upon termination of the Reg S Ninth Issuer Notes Subscription Agreement; or

       (f) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the London Stock Exchange or the over-the-counter market or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream, Luxembourg, or Euroclear systems in Europe; or

       (g) a general moratorium on commercial banking activities shall have been declared by US federal or New York State authorities.

       Upon such notice being given this Agreement shall terminate and be of no further effect.

14.2   CONSEQUENCES OF TERMINATION

       In the event that this Agreement terminates, no party hereto shall be under any liability to any other in respect of this Agreement except that
       (a) the Ninth Issuer shall remain liable under Clause 12 for the payment of the costs and expenses already incurred or incurred in consequence of such termination, (b) the indemnity agreement and contribution provisions set forth in Clause 13 shall survive and (c) the obligations of the Ninth Issuer and Abbey that would have continued in accordance with Clause 15 had the arrangements for the underwriting and issue of the Ninth Issuer Notes been completed shall so continue.

15.    SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

15.1 The representations, warranties, agreements, undertakings and indemnities in this Agreement will continue in full force and effect notwithstanding completion of the arrangements for the subscription and issue of the Ninth Issuer Notes or any investigation made by or on behalf of any Underwriter or any controlling person or any of its representatives, directors, officers, agents or employees or any of them.

15.2 Save for their respective responsibilities to comply with Clauses 5(f), 5(t), 6(e), 6(q) and 7(d), neither the Ninth Issuer, Funding, the Mortgages Trustee nor Abbey shall have any responsibility in respect of the legality of the Underwriters or other persons offering and selling the Ninth Issuer Notes in any jurisdiction or in respect of the Ninth Issuer Notes qualifying for sale in any jurisdiction.

16.    NOTICES

16.1 All communications pursuant to this Agreement will be in writing and will be delivered at or sent by facsimile transmission to the following addresses:

       (a)     if to the Ninth Issuer,

               Abbey National House
               2 Triton Square
               Regent's Place
               London NW1 3AN

               Attention:     Company Secretary
               Facsimile:     +44 (0)20 7756 5627

       (b)     if to Abbey,

               c/o Abbey House (AAM 126)
               201 Grafton Gate East
               Milton Keynes MK9 1AN

               Attention:     Securitisation Team, Consumer Risk
               Facsimile:     +44 (0)19 0834 3019

               with a copy to:

               Attention:     Company Secretary
               Facsimile:     +44 (0)20 7756 5627

       (c)     if to the Underwriters,

               c/o Deutsche Bank Securities Inc.
               60 Wall Street
               New York, NY 10005

               Attention:     Securitized Products Group
               Facsimile:     +1 212 797 2030

               With a copy to:
               Lehman Brothers Inc.
               745 Seventh Avenue
               New York, New York 10019-6801

               Attention:     Head of Mortgage Securitization Group
               Facsimile:     +1 212 758 2285

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, NY 10036

               Attention:     Securitised Products Group - Head of Residential
                              Mortgage Products
               Facsimile:     *

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, NY 10036

               Attention:     Michelle Wilke, Legal Deparment
               Facsimile:     +1 212 762 8831

16.2 Any communication so sent by letter shall take effect at the time of actual delivery, and any communication so sent by facsimile transmission shall take effect upon acknowledgement of receipt by the recipient. Any communication to be delivered to any party under this Agreement which is to be sent by facsimile transmission will be written legal evidence.

17.    TIME

       Time shall be of the essence of this Agreement.

18.    GOVERNING LAW AND JURISDICTION

18.1   GOVERNING LAW

       This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York.

18.2   JURISDICTION

       Each of the parties hereto irrevocably agrees that, except as otherwise set forth in this Clause 18.2, any state or federal court sitting in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or based upon this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. Each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey hereby appoints CT Corporation System at 111 Ninth Avenue, New York, NY 10011, or, if otherwise, its principal place of business in the City of New York from time to time, as its agent for service of process, and agrees that service of any process, summons, notice or document by hand delivery or registered mail upon such agent shall be effective service of process for any suit, action or proceeding brought in any such court. Each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey and may be enforced in any other court to whose jurisdiction each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey is or may in the future be subject, by suit upon judgment. Each of the Ninth Issuer, Funding, the Mortgages Trustee and Abbey further agrees that nothing herein shall affect the Underwriters' right to effect service of process in any other manner permitted by law or to bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

19.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Agreement has been entered on the date stated at the beginning.

                                  SIGNATORIES

HOLMES FINANCING (NO. 9) PLC

By:

Authorized Signatory

ABBEY NATIONAL PLC

By:

Authorized Signatory

HOLMES FUNDING LIMITED

By:

Authorized Signatory

HOLMES TRUSTEES LIMITED

By:

Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:

Authorized Signatory

LEHMAN BROTHERS INC.

By:

Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By:

Authorized Signatory

                                   SCHEDULE
-------------------------------------------------------------------------------

UNDERWRITERS                          PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                      SERIES 1 CLASS A      SERIES 2 CLASS A
                                      NINTH ISSUER NOTES    NINTH ISSUER NOTES
-------------------------------------------------------------------------------
Deutsche Bank Securities Inc.         US$ *                 US$ *
-------------------------------------------------------------------------------
Lehman Brothers Inc.                  US$ *                 US$ *
-------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated     US$ *                 US$ *
-------------------------------------------------------------------------------
TOTAL                                 US$ [1,800,000,000]   US$ [2,250,000,000]

-------------------------------------------------------------------------------